                                                            Exhibit 4.5

     This document was prepared by, and[Virginia] after recording, please return to:

     Shearman & Sterling
     599 Lexington Avenue
     New York, New York  10022

     ATTN: Andrew Hoffman, Esq.

                               DEED OF TRUST

                                   from

                    BEAR ISLAND PAPER COMPANY, L.L.C.,
                       Grantor successor by merger
                      to BEAR ISLAND MERGERCO L.L.C.,
                     successor by conversion to BEAR
                        ISLAND PAPER COMPANY, L.P.

                                    to

               SOUTHERN TITLE SERVICES CORPORATION, Trustee

                              for the use and
                                benefit of

                               CRESTAR BANK,

                     As Indenture Trustee, Beneficiary

                       DATED AS OF DECEMBER 1, 1997

                 This document was prepared by, and after
                       recording, please return to:

                            Shearman & Sterling
                           599 Lexington Avenue
                         New York, New York 10022
                        ATTN: Andrew Hoffman, Esq.


                                 DEED OF TRUST

               THIS DEED OF TRUST, dated as of December 1, 1997 is made by BEAR ISLAND PAPER COMPANY, L.L.C., a Virginia limited liability company ("GRANTOR"), successor by merger to BEAR ISLAND MERGERCO, L.L.C., successor by conversion to BEAR ISLAND PAPER COMPANY, L.P., whose address is P.O. Box 2119, 10026 Old Ridge Rd. (Route 738), Ashland, Virginia 23005, to SOUTHERN TITLE SERVICES CORPORATION, a Virginia corporation, ("TRUSTEE") whose address is P.O. Box 399, 17th Floor, One James Center, 901 East Cary Street, Richmond, Virginia 23218-0399, for the use and benefit of CRESTAR BANK, as Indenture Trustee for the Holders of the Notes referred to below (in such capacity, together with its successors and assigns, "BENEFICIARY"), whose address is 919 East Main Street, Richmond, Virginia 23219. References to this "DEED OF TRUST" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

     Background

               A. Grantor has executed and delivered those certain 10% Senior Secured Notes due 2007 (such Initial Notes, together with the Exchange Notes, and any notes issued pursuant to the Indenture to replace previously issued Initial Notes or Exchange Notes that have been lost, stolen, mutilated or destroyed, in each case as they may be further amended, supplemented, replaced, exchanged or otherwise modified from time to time pursuant to the Indenture, being, collectively, the "Notes") all of which shall be payable to the Holders of the Notes in the aggregate principal amount of $100,000,000 or, if less, the aggregate principal amount of the Notes outstanding under the Indenture, providing for payment of principal, premium, if any, and interest at the rate set forth in the Notes and all other terms and conditions set forth therein. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture, dated as of December 1, 1997, among the Grantor and Bear Island Finance Company II, as Issuers, Bear Island Timberlands Company, L.L.C., F.F. Soucy, Inc. and Brant Allen Industries, Inc. and Crestar Bank, as Indenture Trustee. References in this Deed of Trust to the "DEFAULT RATE" shall mean such rate of interest per annum as shall be required by the provisions of the Indenture upon the occurrence of certain events described therein.

               B. Grantor is the owner of the parcel(s) of real property described on Schedule A attached (such real property, together with all of the buildings, improvements, structures and fixtures now or subsequently located thereon (the "IMPROVEMENTS") and growing timber now or subsequently thereon, being collectively referred to as the "REAL ESTATE").

               C. Pursuant to the terms and conditions of the purchase agreement, dated as of November 21, 1997, between the Issuers and the purchasers named therein (the "Initial Purchasers"), the Initial Purchasers have agreed to purchase the Initial Notes.

               D. It is a condition precedent, among others, to the obligations of such Initial Purchasers to purchase the Initial Notes that Grantor execute and deliver this Deed of Trust.

     Granting Clauses

               For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor agrees that to secure:

               repayment of the principal of and payment of interest
                         (including, without limitation, interest accruing after the maturity of the Notes and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Notes held by each Holder;

                         payment of all other obligations and
                                   liabilities of Grantor to
                                   Beneficiary and the Holders,
                                   whether direct or indirect,
                                   absolute or contingent, due or to
                                   become due, or now existing or
                                   hereafter incurred, which may
                                   arise under, out of, or in
                                   connection with, the Indenture,
                                   the Notes, this Deed of Trust,
                                   the other Collateral Documents or
                                   any other document made,
                                   delivered or given in connection
                                   herewith or therewith, in each
                                   case whether on account of
                                   principal, interest,
                                   reimbursement obligations,
                                   fees, indemnities, costs,
                                   expenses or otherwise (including,
                                   without limitation, all
                                   reasonable fees and disbursements
                                   of counsel to Beneficiary that
                                   are required to be paid by
                                   Grantor pursuant to the terms of
                                   the Indenture, this Deed of Trust
                                   or any other Collateral
                                   Documents) (the items set forth
                                   in clauses (a) through (c) being
                                   referred to herein collectively
                                   as the "INDEBTEDNESS"); and

                         the performance and observance of
                                   each obligation, term, covenant
                                   and condition to be performed or
                                   observed by Grantor (the
                                   "OBLIGATIONS") under, in
                                   connection with or pursuant to
                                   the provisions of the Indenture,
                                   the Notes, this Deed of Trust and
                                   any of the other Collateral
                                   Documents;

     GRANTOR HEREBY CONVEYS TO TRUSTEE FOR THE BENEFIT OF THE BENEFICIARY AND THE HOLDERS OF THE NOTES AND HEREBY GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO TRUSTEE FOR THE BENEFIT OF THE BENEFICIARY AND THE HOLDERS OF THE NOTES, IN TRUST FOREVER, WITH GENERAL WARRANTY AND ENGLISH COVENANTS OF TITLE AND WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, AND GRANTS BENEFICIARY AND TRUSTEE A SECURITY INTEREST IN:

               (A) the Real Estate; all (i) trees and timber, including, without limitation, standing timber and crops, now located on or hereafter planted or growing in the soil of, or otherwise attributable to, any of the Premises (as hereinafter defined), or any part or parcel thereof, and all additions, substitutions and replacements thereof and
               (ii) any and all trees and timber which have been severed, cut or harvested from the Premises or any part or parcel thereof ("HARVESTED TIMBER"; all of the foregoing in clauses (i) and (ii) of this paragraph (A) being referred to as "TIMBER");

               (B) all the estate, right, title, claim or demand whatsoever of Grantor, in possession or expectancy, in and to the Real Estate or any part thereof;

               (C) all right, title and interest of Grantor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

          (D) all right, title and interest of Grantor in, to and under all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Grantor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, data processing equipment, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "EQUIPMENT");

          (E) all right, title and interest of Grantor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Grantor or constructed, assembled or placed by Grantor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Grantor;

          (F) all right, title and interest of Grantor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Grantor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "LEASES"), and all rights of Grantor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Trust Property (as defined below) (collectively, the "RENTS");

          (G) all unearned premiums under insurance policies now or subsequently obtained by Grantor relating to the Real Estate or Equipment and Grantor's interest in and to all such insurance policies and all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

          (H) all right, title and interest of Grantor in and to (i) all contracts from time to time executed by Grantor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment (collectively, the "CONTRACTS"), (ii) all consents, licenses, building permits, documents, certificates of occupancy and other governmental approvals relating to (a) the construction, completion, occupancy, use or operation of the Real Estate or any part thereof and (b) the harvesting, cutting, severing, transportation, storage, processing or handling of the Timber (collectively, the "PERMITS") and (iii) all drawings, plans, engineering reports, specifications, land planning, maps, surveys and information and any other reports and similar or related items relating to the Real Estate (collectively, the "PLANS");

          (I) any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Beneficiary as provided in this Deed of Trust;

          (J) all proceeds, both cash and noncash, of the foregoing;

     provided, however, that in each case with respect to all of the foregoing such grant is made only to the extent the grant by such Grantor of a security interest pursuant to this Deed of Trust in its right, title and interest in such contract, agreement, instrument, indenture or other general intangible is not prohibited by such contract, agreement, instrument, indenture or other general intangible without the consent of any party thereto, would not give any other party to such contract, agreement, instrument, indenture or other general intangible the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Deed of Trust in any amounts due or to become due under any such contract, agreement, instrument, indenture or other general intangible.

               (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Grantor and described in the foregoing clauses (A) through (E) are collectively referred to as the "PREMISES", and those described in the foregoing clauses (A) through (J) are collectively referred to as the "TRUST PROPERTY").

               TO HAVE AND TO HOLD the Trust Property and the rights and privileges hereby granted unto Trustee and Beneficiary, their respective successors and assigns IN TRUST FOREVER for the uses and purposes set forth, until the Indebtedness is fully paid and the Obligations fully performed.

     Terms and Conditions

               Grantor further represents, warrants, covenants and agrees with Trustee and Beneficiary as follows:

               1. Warranty of Title. GRANTOR WARRANTS ITS TITLE TO THE TRUST PROPERTY GENERALLY AND WITH ENGLISH COVENANTS OF TITLE, subject only to (i) the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Beneficiary to insure the lien of this Deed of Trust, (ii) the security interest granted by Grantor to Beneficiary pursuant to the Company Security and Pledge Agreement, (iii) liens permitted by the Indenture and (iv) that certain Deed of Trust, dated as of December 1, 1997, made by Grantor to Southern Title Services Corporation, as trustee, for the use and benefit of Toronto-Dominion (Texas), Inc., as Administrative Agent (the "First Deed of Trust") (the "PERMITTED EXCEPTIONS").

               2. Payment of Indebtedness. Grantor shall pay the Indebtedness at the times and places and in the manner specified in the Notes, the Indenture and in any other Collateral Document and shall perform all the Obligations.

               3. Requirements. (a) Grantor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "GOVERNMENTAL AUTHORITY") which has jurisdiction over the Trust Property or relates to the harvesting, cutting, severance, handling or transporting of Timber, and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Trust Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Trust Property, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, property, condition (financial or otherwise) or prospects of the Grantor and its subsidiaries taken as a whole or the validity or enforceability of this Deed of Trust, the Indenture or the other Collateral Documents or the rights or remedies of the Trustee, the Beneficiary or the Holders hereunder or thereunder. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every governmental authority applicable to Grantor or to any of the Trust Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Trust Property are collectively referred to as the "LEGAL REQUIREMENTS".

               (b) From and after the date of this Deed of Trust, Grantor shall not by act or omission permit any building or other improvement on any premises not subject to the lien created by this Deed of Trust to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Grantor hereby assigns to Beneficiary any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Grantor shall not by act or omission impair the integrity of any of the Real Estate so as to constitute an illegal subdivision or to prohibit separately described parcels of the Premises and Improvements from being conveyed as separate zoning or tax lots. Grantor represents that the Premises are not part of a larger tract of land owned by Grantor or its affiliates or otherwise considered as part of one zoning or tax lot, or, if they are that any authorization or variance required for the subdivision of such larger tract which a sale of the Premises would entail has been obtained from all appropriate Governmental Authorities so that the Premises and Improvements constitute one zoning or tax lot capable of being conveyed as such. Any act or omission by Grantor which would result in a violation of any of the provisions of this subsection shall be void.

               4. Payment of Taxes and Other Impositions. (a) Promptly when due, Grantor shall pay and discharge all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Trust Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may, in each case, become a lien on any of the Trust Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "IMPOSITIONS"). Grantor shall within 30 days after each due date deliver to Beneficiary (i) original or copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence acceptable to Beneficiary showing the payment of any other such Imposition. If by law any Imposition, at Grantor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Grantor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

               (b) Nothing herein shall affect any right or remedy of Trustee or Beneficiary under this Deed of Trust or otherwise, without notice or demand to Grantor, to pay any Imposition after the date such Imposition shall have become due. Any sums paid by Trustee or Beneficiary in discharge of any Impositions shall be payable on demand by Grantor to Trustee or Beneficiary, as the case may be, together with interest at the Default Rate as set forth above.

               (c) Grantor shall have the right before any delinquency occurs to contest or object in good faith to the amount or validity of any Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying, or extending Grantor's covenant to pay any such Imposition at the time and in the manner provided in this Section unless (i) Grantor has given prior written notice to Beneficiary of Grantor's intent so to contest or object to an Imposition, (ii) Grantor shall demonstrate to Beneficiary's satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Trust Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings and (iii) Grantor shall furnish a good and sufficient bond or surety as requested by and reasonably satisfactory to Beneficiary in the amount of the Impositions which are being contested plus any interest and penalty which may be imposed thereon and which could become a charge against the Real Estate or any part of the Trust Property.

               5. Insurance. (a) Grantor shall maintain or cause to be maintained on all of the Premises:

          (i) property insurance against loss or damage by fire, lightning, windstorm, tornado, water damage, flood, earthquake and by such other further risks and hazards as now are or subsequently may be covered by an "all risk" policy or a fire policy covering "special" causes of loss, and the policy limits shall be automatically reinstated after each loss (provided that Grantor shall not be obligated to maintain the insurance coverage required by this subparagraph (i) with respect to any portion of the Premises that consists of a separate tract or parcel containing 75 or more acres on which (and only for so long as) the average capitalized cost of the Improvements is less than $50.00 (Fifty Dollars) per acre net of depreciation (collectively, "UNIMPROVED LANDS"));

          (ii) commercial general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language of such endorsement), covering all claims for personal injury, bodily injury or death, or property damage occurring on, in or about the Premises in an amount not less than $10,000,000 or such other amount as may be approved by Beneficiary (such $10,000,000 coverage may be satisfied by a combination of primary and excess limit or umbrella coverage totalling not less than $10,000,000) combined single limit with respect to injury and property damage relating to any one occurrence plus such excess limits as Beneficiary shall request from time to time;

          (iii) insurance against rent loss, extra expense or business interruption in amounts satisfactory to Beneficiary, but not less than one year's gross rent or gross income (provided that Grantor shall not be obligated to maintain the insurance coverage required by this subparagraph (iii) with respect to any Unimproved Lands);

          (iv) if any portion of the Premises upon which any Improvements are located are in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, flood insurance in an amount satisfactory to Beneficiary, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended; and

          (v) such other insurance in such amounts as Beneficiary may reasonably request from time to time against loss or damage by any other risk commonly insured against by persons occupying or using like properties in the locality or localities in which the Real Estate is situated.

               (b) Each insurance policy (other than flood insurance) shall (i) provide that it shall not be cancelled without 30-days' prior written notice to Beneficiary, and (ii) with respect to all property insurance, provide for deductibles in an amount reasonably satisfactory to Beneficiary, contain a "Replacement Cost Endorsement" (or attaching an agreed amount endorsement satisfactory to Beneficiary), with loss payable to Beneficiary as its interest may appear and subject to the provisions of the Intercreditor Agreement, without contribution, under a "standard" or "New York" mortgagee clause acceptable to Beneficiary. Each policy shall expressly provide that any proceeds which are payable to Beneficiary shall be paid by check payable to the order of Beneficiary only and requiring the endorsement of Beneficiary. In lieu thereof, the Grantor may satisfy the foregoing by delivering an irrevocable power of attorney to Beneficiary authorizing Beneficiary to endorse any check payable under such policy which is made out to Grantor.

               (c) Grantor shall deliver to Beneficiary an original of each insurance policy required to be maintained, or a certificate of such insurance acceptable to Beneficiary, together with a copy of the declaration page for each such policy. Grantor shall (i) pay as they become due all premiums for such insurance and (ii) not later than 15 days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed policy or policies, or duplicate original or originals thereof, marked "premium paid," or accompanied by such other evidence of payment satisfactory to Beneficiary.

               (d) If Grantor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Beneficiary, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and Grantor shall pay to Beneficiary on demand such premium or premiums so paid by Beneficiary with interest from the time of payment at the Default Rate.

               (e) Grantor promptly shall comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Grantor or to any of the Trust Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Trust Property. Grantor shall not use or permit the use of the Trust Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Deed of Trust. Grantor shall give Beneficiary 30 days' prior notice of any non-renewal or material amendment of each insurance policy (other than flood insurance) required under this Section 5 of this Deed of Trust.

               (f) If the Trust Property, or any part thereof, shall be destroyed or damaged, Grantor shall give immediate notice thereof to Beneficiary. All insurance proceeds shall be paid to Beneficiary to be held by Beneficiary as collateral to secure the payment and performance of the Indebtedness and the Obligations. Notwithstanding the preceding sentence, provided that no Event of Default shall have occurred and be continuing, Grantor shall have the right to adjust such loss, and the insurance proceeds relating to such loss shall be paid over promptly to Grantor; provided that if such insurance proceeds are received, then Grantor shall either (i) apply such proceeds promptly after any such damage to repair all such damage regardless of whether such proceeds are sufficient to pay for the costs of repair, or (ii) apply such proceeds in any other manner that complies with Section 1022 of the Indenture.

               (g) In the event of foreclosure of this Deed of Trust or other transfer of title to the Trust Property, all right, title and interest of Grantor in and to any insurance policies then in force shall pass to the purchaser or grantee.

               (h) Grantor may maintain insurance required under this Deed of Trust by means of one or more blanket insurance policies maintained by Grantor; provided, however, that (i) any such policy shall specify, or Grantor shall furnish to Beneficiary a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and the other Trust Property and any sublimits in such blanket policy applicable to the Premises and the other Trust Property, (ii) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Trust Property in an amount equal to the coverages required to be maintained by Grantor as provided above and (iii) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Trust Property.

               (i) Notwithstanding anything to the contrary in this section, Beneficiary agrees that the types, terms and amounts of insurance that Grantor maintains as of the date of this Deed of Trust satisfies the requirements of this Section 5 of this Deed of Trust.

               6. Restrictions on Liens and Encumbrances. Except for the lien of this Deed of Trust, the Permitted Exceptions and any lien that is permitted by the terms of the Indenture, and except as expressly permitted under the Indenture, Grantor shall not further mortgage, nor otherwise encumber the Trust Property nor create or suffer to exist any lien, charge or encumbrance on the Trust Property, or any part thereof, whether superior or subordinate to the lien created by this Deed of Trust and whether recourse or non-recourse.

               7. Due on Sale and Other Transfer Restrictions. Except as expressly permitted under the Indenture, Grantor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Trust Property.

               8. Maintenance; No Alteration; Inspection; Utilities. (a) Grantor shall maintain or cause to be maintained all the Improvements in good condition and repair (ordinary wear and tear excepted) and shall not commit or suffer any waste of the Improvements. Notwithstanding any other provision of this Deed of Trust, with respect to Unimproved Lands, the harvesting of Timber and forest management practices may be carried out in accordance with Best Management Practices prevailing in the Commonwealth of Virginia with respect to similarly situated land, which Best Management Practices are more particularly set forth in the Loggers Guide published by the Virginia Department of Forestry (December 1988), as the same may be revised from time to time. Grantor shall repair, restore, replace or rebuild promptly any part of the Premises which may be damaged or destroyed by any casualty whatsoever if, as a result of which casualty, no insurance or condemnation proceeds are received. The Improvements shall not be demolished or materially altered, nor any material additions built, without the prior written consent of Beneficiary.

               (b) Beneficiary and any persons authorized by Beneficiary shall have the right upon reasonable notice and at any reasonable time to enter and inspect the Premises and all work done, labor performed and materials furnished in and about the Improvements and to inspect and make copies of all books, contracts and records of Grantor relating to the Trust Property.

               (c) Grantor shall pay or cause to be paid when due all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon.

               9. Condemnation/Eminent Domain. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Trust Property, or any portion thereof, Grantor will notify Beneficiary of the pendency of such proceedings. Beneficiary is hereby authorized and empowered by Grantor to settle or compromise any claim in connection with such condemnation and to receive all awards and proceeds thereof to be held by Beneficiary as collateral to secure the payment and performance of the Indebtedness and the Obligations. Notwithstanding the preceding sentence, provided no Event of Default shall have occurred and be continuing, Grantor shall, at its expense, diligently prosecute any proceeding relating to such condemnation, settle or compromise any claims in connection therewith and receive any awards or proceeds thereof, provided that if any such awards or proceeds thereof are received, then Grantor shall either (i) apply such proceeds promptly to repair and restore the Trust Property to its condition prior to such condemnation regardless of whether such award is sufficient to pay for the costs of such repair and restoration, or (ii) apply such proceeds in any other manner that complies with Section 1022 of the Indenture.

               10. Restoration. Grantor shall use all insurance proceeds and all condemnation proceeds and awards received by Grantor to either (i) promptly restore the Trust Property to its condition prior to such casualty or condemnation (giving effect to the remaining configuration of the Premises after such condemnation), and in compliance with all Legal Requirements, or (ii) in any other manner which complies with the Indenture.

               11. Leases. (a) Except as expressly permitted under the Bank Credit Agreement or the Indenture, Grantor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Trust Property other than in favor of Beneficiary, or (ii) without the prior written consent of Beneficiary, execute or permit to exist any Lease of any of the Trust Property, provided that Grantor may enter into leases having an aggregate term of less than twelve months (including all extension or renewal terms) which are primarily for agricultural or recreational hunting purposes without the prior written consent of Beneficiary.

               (b)  As to any Lease consented to by
     Beneficiary, Granor shall:

          (i) promptly perform all of the provisions of the Lease on the part of the lessor thereunder to be performed;

          (ii) promptly enforce all of the provisions of the Lease on the part of the lessee thereunder to be performed;

          (iii) appear in and defend any action or proceeding arising under or in any manner connected with the Lease or the obligations of Grantor as lessor or of the lessee thereunder;

          (iv) exercise, within 5 Business Days after a request by Beneficiary, any right to request from the lessee a certificate with respect to the status thereof;

          (v) simultaneously deliver to Beneficiary copies of any notices of default which Grantor may at any time forward to or receive from the lessee;

          (vi) promptly deliver to Beneficiary a fully executed counterpart of the Lease; and

          (vii) promptly deliver to Beneficiary, upon Beneficiary's request, an assignment of the Grantor's interest under such Lease.

               (c) Grantor shall deliver to Beneficiary, within 10 Business Days after a request by Beneficiary, a written statement, certified by Grantor as being true, correct and complete, containing the names of all lessees and other occupants of the Trust Property, the terms of all Leases and the spaces occupied and rentals payable thereunder, and a list of all Leases which are then in default, including the nature and magnitude of the default; such statement shall be accompanied by credit information with respect to the lessees and such other information as Beneficiary may request.

               (d) All Leases entered into by Grantor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Deed of Trust unless Beneficiary shall otherwise elect in writing.

               (e) As to any Lease now in existence or subsequently consented to by Beneficiary, except as expressly permitted under the Credit Agreement, Grantor shall not accept a surrender or terminate, cancel, rescind, supplement, alter, revise, modify or amend such Lease or permit any such action to be taken nor shall Grantor accept the payment of rent more than thirty (30) days in advance of its due date.

               12. Further Assurances. To further assure Beneficiary's and Trustee's rights under this Deed of Trust, Grantor agrees upon demand of Beneficiary or Trustee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Trust Property and a separate assignment of each Lease in recordable form) as may be required by Beneficiary or Trustee to confirm the lien of this Deed of Trust and all other rights or benefits conferred on Beneficiary or Trustee by this Deed of Trust.

               13. Beneficiary's Right to Perform. If Grantor fails to perform any of the covenants or agreements of Grantor, Beneficiary or Trustee, without waiving or releasing Grantor from any obligation or default under this Deed of Trust, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Grantor to Beneficiary or Trustee (as the case may be) and the same shall be secured by this Deed of Trust and shall be an encumbrance on the Trust Property prior to any right, title to, interest in or claim upon the Trust Property attaching subsequent to the date of this Deed of Trust. No payment or advance of money by Beneficiary or Trustee under this Section shall be deemed or construed to cure Grantor's default or waive any right or remedy of Beneficiary or Trustee.

               14. Hazardous Material. In the event Grantor fails to comply with the terms of Sections 5.8(a) or 5.8(b) of the Bank Credit Agreement (whether or not the Bank Credit Agreement is still in effect), after notice to Grantor and the expiration of the earlier of
     (i) any applicable cure period, or (ii) the cure period permitted under the applicable legal requirement, Beneficiary may declare such failure an Event of Default or arrange to have compliance with the terms of Sections 5.8(a) or 5.8(b), as the case may be, of the Bank Credit Agreement (whether or not the Bank Credit Agreement is still in effect) implemented and the cost of such implementation with interest at the Default Rate shall immediately be due from Grantor to Beneficiary. Beneficiary shall have the right to conduct an environmental assessment of the Premises at Grantor's sole cost and expense, if any Event of Default has occurred or any event has occurred that, if it continues would constitute an Event of Default (such Event of Default, or event, a "Default"), or at any other time at Beneficiary's sole cost and expense, provided: (i) Beneficiary provides Grantor with at least five business days' notice of its intent to conduct said environmental assessment, which notice shall include Beneficiary's proposed scope of work for the environmental assessment; (ii) Beneficiary allows Grantor to have Grantor's personnel and outside representatives, including attorneys or environmental professionals, be present during any inspection of the Trust Property that may be a part of the environmental assessment;
     (iii) with respect to any environmental sampling to be performed: (A) it is recommended and supervised by a reputable independent environmental consultant selected by the Beneficiary, subject to the approval of the Grantor (such approval not to be unreasonably withheld or delayed), (B) Beneficiary provides Grantor with the opportunity to collect split samples, and (C) at Grantor's reasonable request, Beneficiary restores the Premises in all material respects to its presampling condition, the cost of such restoration with interest at the Default Rate immediately due from Grantor to the Beneficiary if there has been a Default; and (iv) Beneficiary provides to Grantor copies of all final reports prepared in connection with any environmental assessment conducted hereunder. Grantor shall cooperate with Beneficiary with respect to the conduct of said environmental audits consistent with the terms of this Section.

               15. Events of Default. The occurrence of an Event of Default under the Indenture shall constitute an

     Event of Default hereunder.

               16. Remedies. (a) Upon the occurrence of any Event of Default, in addition to any other rights and remedies Beneficiary may have pursuant to the Indenture or the other Collateral Documents, or as provided by law, and without limitation, (1) if such event is an Event of Default specified in clause (9) or (10) of Section 501 of the Indenture with respect to Grantor, automatically the Notes (with accrued interest thereon) and all other amounts owing under the Indenture and the other Collateral Documents shall immediately become due and payable, and (2) if such event is any other Event of Default, the Beneficiary may, or upon the request of the Holders of not less than 25 percent in aggregate principal amount of the outstanding Notes, Beneficiary shall, by notice to Grantor declare the Notes (with accrued interest thereon) and all other amounts owing under the Indenture to be due and payable forthwith, whereupon the same shall immediately become due and payable unless such declaration shall have been rescinded by the Holders of a majority in aggregate principal amount of the outstanding Notes. Except as expressly provided above in this Section or in the Indenture, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence and during the continuance of any Event of Default, Beneficiary may immediately take such action, without notice or demand (except to the extent required by applicable law), as it deems advisable to protect and enforce its rights against Grantor and in and to the Trust Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

               (i) Beneficiary may elect to cause the Trust Property or any part thereof to be sold as follows:

               (A) Beneficiary may proceed as if all of the Trust Property were real property in accordance with subparagraph (C) below, or Beneficiary may elect to treat any of the Trust Property which consists of a right in action or which is property that can be severed from the Real Estate without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with the provisions of this Deed of Trust which relate to the exercise of remedies with respect to that portion of the Trust Property which is personal property, separate and apart from the sale of real property.

               (B) Beneficiary may direct the Trustee to cause any such sale or other disposition to be conducted immediately following the expiration of any grace period, if any, herein provided, and any advertisement required by law or herein and the notice required by Section 55-59.1 of the Code of Virginia (1950) (1995 Replacement Volume), as the same may be amended from time to time (hereinafter, "CODE OF VIRGINIA"), or Beneficiary and Trustee may delay any such sale or other disposition for such period of time as Trustee or Beneficiary deems to be appropriate. Should Beneficiary desire that more than one (1) such sale or other disposition be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Beneficiary and Trustee may deem to be appropriate.

               (C) Should Beneficiary elect to direct the Trustee to sell the Trust Property or any part thereof which is real property or which Beneficiary has elected to treat as real property, upon such election, the Trustee shall give such notice of default and election to sell as may then be required by law. Thereafter, upon the expiration of such time and the giving of the notice of sale required by
               Section 55-59.1 of the Code of Virginia, and after having advertised the sale once a week for four weeks in a newspaper having general circulation in the jurisdiction wherein the Real Estate lies, and without the necessity of any demand on Grantor, Trustee, at the time and place specified in the notice of sale, shall sell the Trust Property or any portion thereof specified by Beneficiary, at public auction to the highest bidder for cash in lawful money of the United States. Trustee may, and upon request of Beneficiary shall, from time to time, postpone the sale by public announcement thereof at the time and place noticed therefor. If the Trust Property consists of several lots or parcels, Trustee may designate the order in which such lots or parcels shall be offered for sale or sold. Any person, including Grantor or Beneficiary, may purchase at the sale. Upon any sale, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession.

               (D) In the event of a sale or other disposition of the Trust Property, or any part thereof, and the execution of a deed or other conveyance pursuant thereto, the recitals therein of facts, such as default, the giving of notice of default and notice of sale, demand that such sale should be made, postponement of sale, terms of sale, sale, purchase, payment of purchase money and other facts affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts; any such deed or conveyance shall be conclusive against all persons as to such facts recited therein.

               (E) The acknowledgment of the receipt of the purchase money, contained in any deed or conveyance executed as aforesaid, shall be sufficient discharge to the grantee thereof from all obligations to see to the proper application of the consideration therefor as hereinafter provided.

          (ii) Beneficiary may, to the extent permitted by applicable law,
     (A) institute and maintain an action of judicial foreclosure against all or any part of the Trust Property, (B) institute and maintain an action on the Indebtedness, or (C) take such other action at law or in equity for the enforcement of this Deed of Trust or any of the Loan Documents as the law may allow. Beneficiary may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Beneficiary from the date of judgment until actual payment is made of the full amount of the judgment.

          (iii) Upon the completion of any sale or sales made by Trustee or Beneficiary, as the case may be, under or by virtue of this subsection (a), Trustee or any officer of any court empowered to do so, shall execute and deliver as aforesaid, to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Trustee is hereby appointed irrevocably the true and lawful attorney of Grantor in its name and stead to make all necessary conveyances, assignments, transfers and deliveries of the Trust Property or any part thereof and the rights so sold and for that purpose, Trustee may execute all necessary instruments of conveyance, assignment and transfer, Grantor hereby ratifying and confirming all that its attorney shall lawfully do by virtue hereof. Nevertheless, Grantor, if so requested by Trustee or Beneficiary, shall ratify and confirm any such sale or sales by executing and delivering to Trustee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Trustee or Beneficiary, for the purpose as may be designated in such request. Any such sale or sales made under or by virtue of this subsection (a), whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale or under or by virtue of Sections 55-59 and 55-59.1 through 55-59.4 of the Code of Virginia, shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and shall be a perpetual bar, both at law and in equity against Grantor and any and all persons claiming or who may claim the same, or any part thereof, from, through or under Grantor.

          (iv) Grantor hereby expressly waives any right which it may have to direct the order in which any of the Trust Property shall be sold in the event of any sale or sales pursuant hereto.

          (v) The purchase money proceeds or avails of any sale made pursuant to Sections 55-59 and 55-59.1 through 55- 59.4 of the Code of Virginia and under or by virtue of this subsection (a), together with all other sums which then may be held by Trustee or Beneficiary under this Deed of Trust, whether under the provisions of this subsection (a), or otherwise, shall be distributed pursuant to applicable law as set forth in Sections 55-59.4 of the Code of Virginia.

          (vi) Beneficiary may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for the Indebtedness and Obligations enter into and upon the Trust Property and each and every part thereof and exclude Grantor and its agents and employees therefrom without liability for trespass, damage or otherwise (Grantor hereby agreeing to surrender possession of the Trust Property to Beneficiary upon demand at any such time) and use, operate, manage, maintain and control the Trust Property and every part thereof. Following such entry and taking of possession, Beneficiary shall be entitled, without limitation, (x) to lease all or any part or parts of the Trust Property for such periods of time and upon such conditions as Beneficiary may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Trust Property as Beneficiary shall deem appropriate as fully as Grantor might do.

          (b) Beneficiary, in any action to foreclose this Deed of Trust in a judicial procedure or in connection with the exercise of any non-judicial power of sale by Trustee, shall be entitled to the appointment of a receiver. In case of a trustee's sale or foreclosure sale, the Real Estate may be sold, at Beneficiary's election, in one parcel or in more than one parcel and Beneficiary is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Trust Property to be held.

          (c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Deed of Trust which is not cured after the giving of any applicable notice and the expiration of any applicable cure period, Beneficiary or Trustee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Beneficiary and Trustee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Deed of Trust.

               17. Right of Beneficiary to Credit Sale. Upon the occurrence of any sale made under this Deed of Trust, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale or under or by virtue of Sections 55-59 and 55-59.1 through 55-59.4 of the Code of Virginia, Beneficiary may bid for and acquire the Trust Property or any part thereof. In lieu of paying cash therefor, Beneficiary may make settlement for the purchase price by crediting upon the Indebtedness or other sums secured by this Deed of Trust the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust. In such event, this Deed of Trust, the Indenture, the Notes, the other Collateral Documents and any documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Indebtedness as having been paid.

               18. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Beneficiary as a matter of right and without notice to Grantor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for the Indebtedness and Obligations or the interest of Grantor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Trust Property, and Grantor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Trust Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Trust Property unless such receivership is sooner terminated.

               19.  Extension, Release, etc.  (a)  Without
     affecting the lien or charge of this Deed of Trust upon any portion of the Trust Property not then or theretofore released as security for the full amount of the Indebtedness, Beneficiary may, from time to time and without notice, agree to (i) release any person liable for the Indebtedness, (ii) extend the maturity or alter any of the terms of the Indebtedness or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Beneficiary's option any parcel, portion or all of the Trust Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Deed of Trust shall secure less than all of the principal amount of the Indebtedness, it is expressly agreed that any repayments of the principal amount of the Indebtedness shall not reduce the amount of the lien created by this Deed of Trust until the lien amount shall equal the principal amount of the Indebtedness outstanding.

               (b) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Grantor shall affect the lien created by this Deed of Trust or any liens, rights, powers or remedies of Beneficiary or Trustee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

               (c) If Beneficiary shall have the right to foreclose this Deed of Trust or to direct the Trustee to exercise its power of sale, Grantor authorizes Beneficiary at its option to foreclose the lien of this Deed of Trust (or direct the Trustee to sell the Trust Property, as the case may be) subject to the rights of any tenants of the Trust Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Trust Property by Trustee, or to terminate such tenant's rights in such sale will not be asserted by Grantor as a defense to any proceeding instituted by Beneficiary to collect the Indebtedness or to foreclose the lien created by this Deed of Trust.

               (d) Unless expressly provided otherwise, in the event that Beneficiary's interest in this Deed of Trust and title to the Trust Property or any estate therein shall become vested in the same person or entity, this Deed of Trust shall not merge in such title but shall continue as a valid lien on the Trust Property for the amount secured hereby.

               20. Security Agreement under Uniform Commercial Code.
     (a) It is the intention of the parties hereto that this Deed of Trust shall constitute a Security Agreement within the meaning of the Uniform Commercial Code of the Commonwealth of Virginia (the "CODE"). If an Event of Default shall occur and be continuing under this Deed of Trust, then in addition to having any other right or remedy available at law or in equity, Beneficiary shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Trust Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Trust Property in accordance with Beneficiary's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Beneficiary shall elect to proceed under the Code, then 10 days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Beneficiary shall include, but not be limited to, reasonable attorneys' fees and legal expenses. At Beneficiary's request, Grantor shall assemble the personal property and make it available to Beneficiary at a place designated by Beneficiary which is reasonably convenient to both parties.

               (b) Grantor and Beneficiary agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" and all Timber to be cut are or are to become fixtures on the Real Estate; (ii) this Deed of Trust upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 8.9-313 and 8.9-402 of the Code; (iii) Grantor is the record owner of the Real Estate; and (iv) the addresses of Grantor and Beneficiary are as set forth on the first page of this Deed of Trust. This Deed of Trust covers Timber to be cut and Harvested Timber, as well as accounts resulting from the sale thereof, and this Deed of Trust upon being recorded in the real estate records shall operate also as a financing statement upon such of the Trust Property as constitute or may constitute Timber to be cut and Harvested Timber, as well as accounts resulting from the sale thereof, in accordance with Sections 8.9-402 and 8.9-403 of the Code. Grantor has an interest of record in the land upon which the Timber is being grown and was grown, which land is more particularly described in Schedule A to this Deed of Trust.

               (c) Grantor, upon request by Beneficiary from time to time, shall execute, acknowledge and deliver to Beneficiary one or more separate security agreements, in form reasonably satisfactory to Beneficiary, covering all or any part of the Trust Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Beneficiary may request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Deed of Trust and such security instrument. Grantor further agrees to pay to Beneficiary on demand all costs and expenses incurred by Beneficiary in connection with the preparation, execution, recording, filing and refiling of any such document and all reasonable costs and expenses of any record searches for financing statements Beneficiary shall reasonably require. Grantor shall from time to time, on request of Beneficiary, deliver to Beneficiary an inventory in reasonable detail of any of the Trust Property which constitutes personal property.
     If Grantor shall fail to furnish any financing or continuation statement within 10 Business Days after request by Beneficiary, then pursuant to the provisions of the Code, Grantor hereby authorizes Beneficiary, without the signature of Grantor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Beneficiary to proceed against any personal property encumbered by this Deed of Trust as real property, as set forth above.

               21. Assignment of Rents. Grantor hereby assigns to Trustee, for the benefit of Beneficiary, the Rents as further security for the payment of the Indebtedness and performance of the Obligations, and Grantor grants to Trustee and Beneficiary the right to enter the Trust Property for the purpose of collecting the same and to let the Trust Property or any part thereof, and to apply the Rents on account of the Indebtedness. The foregoing assignment and grant is present and absolute and shall continue in effect until the Indebtedness is paid in full, but Beneficiary and Trustee hereby waive the right to enter the Trust Property for the purpose of collecting the Rents and Grantor shall be entitled to collect, receive, use and retain the Rents until the occurrence and during the continuance of an Event of Default under this Deed of Trust; such right of Grantor to collect, receive, use and retain the Rents may be revoked by Beneficiary upon the occurrence and during the continuance of any Event of Default under this Deed of Trust by giving not less than five Business Days' written notice of such revocation to Grantor; in the event such notice is given, Grantor shall pay over to Beneficiary, or to any receiver appointed to collect the Rents, any lease security deposits. Grantor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

               22. Trust Funds. All lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of Grantor. Within 10 Business Days after request by Beneficiary, Grantor shall furnish Beneficiary satisfactory evidence of compliance with this subsection, together with a statement of all lease security deposits by lessees and copies of all Leases not previously delivered to Beneficiary, which statement shall be certified by Grantor.

               23. Additional Rights. The holder of any subordinate lien or subordinate deed of trust on the Trust Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Deed of Trust nor shall any holder of any subordinate lien or subordinate deed of trust join any tenant under any Lease in any trustee's sale or action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Deed of Trust all subordinate lienholders and the trustees and beneficiaries under subordinate deeds of trust are subject to and notified of this provision, and any action taken by any such lienholder or trustee or beneficiary contrary to this provision shall be null and void. Upon the occurrence and during the continuance of any Event of Default, Beneficiary may, in its sole discretion and without regard to the adequacy of its security under this Deed of Trust, apply all or any part of any amounts on deposit with Beneficiary under this Deed of Trust against all or any part of the Indebtedness. Any such application shall not be construed to cure or waive any default or Event of Default or invalidate any act taken by Beneficiary on account of such default or Event of Default.

               24. Any notice from Beneficiary or Trustee to Grantor hereunder shall be deemed to have been given by Beneficiary or Grantor and received by Grantor when mailed to Grantor by certified mail, personally delivered to Grantor, deposited with a bonded air courier service for express delivery to Grantor or telecopied to Grantor at the address set forth on the first page hereof (if by telecopy to (203) 661-3349) or at such other address or telecopier number as Grantor may designate in writing. Any notice from Grantor to Beneficiary or Trustee hereunder shall be deemed to have been given by Grantor and received by Beneficiary or Trustee, as the case may be, when received by such person at its address stated on the first page hereof or at such other address as such person may have designated to Grantor.

               25. No Oral Modification. This Deed of Trust may not be amended, supplemented or otherwise modified except in accordance with the provisions of the Indenture. Any agreement made by Grantor and Beneficiary after the date of this Deed of Trust relating to this Deed of Trust shall be superior to the rights of the holder of any intervening or subordinate deed of trust, lien or encumbrance. Trustee's execution of any written agreement between Grantor and Beneficiary shall not be required for the effectiveness thereof as between Grantor and Beneficiary.

               26. Partial Invalidity. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Deed of Trust or in any provisions of the Indebtedness or Loan Documents, the obligations of Grantor and of any other obligor under the Indebtedness or Loan Documents shall be subject to the limitation that Beneficiary shall not charge, take or receive, nor shall Grantor or any other obligor be obligated to pay to Beneficiary, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Beneficiary.

               27.  Grantor's Waiver of Rights.  To the
     fullest extent permitted by law, Grantor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Trust Property, (ii) any extension of the time for the enforcement of the collection of the Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Trust Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Deed of Trust before exercising any other remedy granted hereunder and Grantor, for Grantor and its successors and assigns, and for any and all persons ever claiming any interest in the Trust Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Trustee or Beneficiary of the power of sale or other rights hereby created.

               28. Remedies Not Exclusive. Beneficiary and Trustee shall be entitled to enforce payment of the Indebtedness and performance of the Obligations and to exercise all rights and powers under this Deed of Trust or under any of the other Collateral Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, shall prejudice or in any manner affect Beneficiary's or Trustee's right to realize upon or enforce any other security now or hereafter held by Beneficiary or Trustee, it being agreed that Beneficiary and Trustee shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary or Trustee in such order and manner as Beneficiary may determine in its absolute discretion. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Collateral Documents to Beneficiary or Trustee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Beneficiary or Trustee, as the case may be. In no event shall Beneficiary or Trustee, in the exercise of the remedies provided in this Deed of Trust (including, without limitation, in connection with the assignment of Rents, or the appointment of a receiver and the entry of such receiver on to all or any part of the Trust Property), be deemed a "mortgagee in possession," and neither Beneficiary nor Trustee shall in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

               29. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Deed of Trust, Beneficiary shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Indebtedness upon other property in the State in which the Premises are located (whether or not such property is owned by Grantor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Beneficiary may, at its election, commence or consolidate in a single trustee's sale or foreclosure action all trustee's sale or foreclosure proceedings against all such collateral securing the Indebtedness (including the Trust Property), which action may be brought or consolidated in the courts of, or sale conducted in, any city or county in which any of such collateral is located. Grantor acknowledges that the right to maintain a consolidated trustee's sale or foreclosure action is a specific inducement to Beneficiary to extend the Indebtedness, and Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Grantor further agrees that if Trustee or Beneficiary shall be prosecuting one or more foreclosure or other proceedings against a portion of the Trust Property or against any collateral other than the Trust Property, which collateral directly or indirectly secures the Indebtedness, or if Beneficiary shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of a trustee's sale, shall have met the statutory requirements therefor with respect to such collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Beneficiary may commence or continue any trustee's sale or foreclosure proceedings and exercise its other remedies granted in this Deed of Trust against all or any part of the Trust Property and Grantor waives any objections to the commencement or continuation of a foreclosure of this Deed of Trust or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Deed of Trust or such other proceedings on such basis. The commencement or continuation of proceedings to sell the Trust Property in a trustee's sale, to foreclose this Deed of Trust or the exercise of any other rights hereunder or the recovery of any judgment by Beneficiary or the occurrence of any sale by the Trustee in any such proceedings shall not prejudice, limit or preclude Beneficiary's right to commence or continue one or more trustee's sales, foreclosure or other proceedings or obtain a judgment against (or, in the case of a trustee's sale, to meet the statutory requirements for, any such sale of) any other collateral (either in or outside the State in which the Real Estate is located) which directly or indirectly secures the Indebtedness, and Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Deed of Trust, and Grantor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Deed of Trust on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Beneficiary may, at its election, cause the sale of all collateral which is the subject of a single trustee's sale or foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

               30. Successors and Assigns. All covenants of Grantor contained in this Deed of Trust are imposed solely and exclusively for the benefit of Beneficiary and Trustee and their respective successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Beneficiary or Trustee at any time if in the sole discretion of either of them such waiver is deemed advisable. All such covenants of Grantor shall run with the land and bind Grantor, the successors and assigns of Grantor (and each of them) and all subsequent owners, encumbrancers and tenants of the Trust Property, and shall inure to the benefit of Beneficiary, Trustee and their respective successors and assigns. Without limiting the generality of the foregoing, any successor to Trustee appointed by Beneficiary shall succeed to all rights of Trustee as if such successor had been originally named as Trustee hereunder. The word "Grantor" shall be construed as if it read "Grantors" whenever the sense of this Deed of Trust so requires and if there shall be more than one Grantor, the obligations of the Grantors shall be joint and several.

               31. No Waivers, etc. Any failure by Beneficiary to insist upon the strict performance by Grantor of any of the terms and provisions of this Deed of Trust shall not be deemed to be a waiver of any of the terms and provisions hereof, and Beneficiary or Trustee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms and provisions of this Deed of Trust to be performed by Grantor. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the beneficiary of any subordinate deed of trust or the holder of any subordinate lien on the Trust Property, any part of the security held for the obligations secured by this Deed of Trust without, as to the remainder of the security, in any way impairing or affecting this Deed of Trust or the priority of this Deed of Trust over any subordinate lien or deed of trust.

               32.  Governing Law, etc.  This Deed of Trust
     shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

               33. WAIVER OF TRIAL BY JURY. GRANTOR, TRUSTEE AND BENEFICIARY EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT OR PROCEEDING RELATING TO THIS DEED OF TRUST AND FOR ANY COUNTERCLAIM BROUGHT THEREIN. Grantor hereby waives all rights to interpose any counterclaim in any suit brought by Beneficiary or Trustee hereunder and all rights to have any such suit consolidated with any separate suit, action or proceeding.

               34. Incorporation by Reference. Grantor agrees that in addition to all other remedies and rights provided for in this Deed of Trust, this Deed of Trust shall be construed to impose and confer upon the parties hereto, and the Beneficiary hereunder, all duties, rights and obligations prescribed in
     Section 55-59 and 55-59.1 through 55-59.4 of the Code of Virginia, as amended and in effect as of the date of the acknowledgement hereof, and further to incorporate herein the following provisions, by the short-term references below, of Sections 55-59 and 55-60 of the Code of Virginia:

               (a)  EXEMPTIONS WAIVED

               (b)  RENEWAL OR EXTENSIONS PERMITTED

               (c)  REINSTATEMENT PERMITTED

               (d) SUBJECT TO ALL UPON DEFAULT

               35. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust shall be used interchangeably in singular or plural form and the word "Grantor" shall mean "each Grantor or any subsequent owner or owners of the Trust Property or any part thereof or interest therein," the word "Beneficiary" shall mean "Beneficiary or any successor Indenture Trustee," the word "Trustee" shall mean "Trustee and any successor trustee hereunder," the word "Notes" shall mean "the Notes, the Indenture or any other evidence of indebtedness secured by this Deed of Trust," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Trust Property" shall include any portion of the Trust Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Deed of Trust are for convenience or reference only and in no way limit or amplify the provisions hereof.

               36. Reconveyance by Trustee. Upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon payment by Grantor of a Trustee's fees, Trustee shall reconvey to Grantor, or the person or persons legally entitled thereto, without warranty, any portion of the Trust Property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in any reconveyance may be described as "the person or persons legally entitled thereto."

               37. To the extent that (i) this Deed of Trust creates a lien on, or contains covenants with respect to, Equipment (other than fixtures), or Leases, Rents or Contracts in respect of such Equipment, and (ii) the Company Security and Pledge Agreement creates a security interest which is perfected, in such Equipment, Leases, Rents or Contracts, the provisions of the Company Security and Pledge Agreement will control with respect to such Equipment, Leases, Rents or Contracts.

               38. Intercreditor Agreement. Anything to the contrary set forth herein notwithstanding, this Deed of Trust shall be subject to and governed by the terms and conditions of that certain Intercreditor Agreement, dated of even date herewith, by and among Beneficiary, Toronto- Dominion (Texas), Inc., as Administrative Agent under the BIPCO Credit Agreement (as such term is defined in the Intercreditor Agreement), Toronto-Dominion (Texas), Inc., as Administrative Agent under the BAI Credit Agreement (as such term is defined in the Intercreditor Agreement), Grantor and Brant-Allen Industries, Inc.

               39. First Deed of Trust. The lien and all terms and provisions of this Deed of Trust are subordinate and subject to the lien and all terms and provisions of the First Deed of Trust. To the extent the Grantor's performance of any obligations under this Deed of Trust would result in a default or breach by Grantor under the First Deed of Trust, then Grantor shall have no duty to perform such obligation under the Deed of Trust to the extent such performance would constitute a default or breach under the First Deed of Trust. This Deed of Trust has been duly executed by Grantor on December 1, 1997 and is intended to be effective as of December 1, 1997.

                                   BEAR ISLAND PAPER COMPANY, L.L.C.

                                   By:/s/ Edward D. Sherrick
                                      ---------------------------------
                                      Name:  Edward D. Sherrick
                                      Title: Vice President of Finance

     STATE OF NEW YORK        )
                              : ss.:
     CITY/COUNTY OF NEW YORK  )

               The foregoing instrument was acknowledged before me this 1st day of December, 1997, by Edward Sherrick, as Vice President and Director of BEAR ISLAND PAPER COMPANY, L.L.C., a Virginia limited liability company, on behalf of the company.

                                       /s/ Andrea L. Delisi
                                       ---------------------------------
                                        Andrea L. Delisi
                                        Notary Public

                                        [Notarial Stamp]

     My Commission expires:  September 29, 1999




                                Schedule A

                        Description of the Premises

                                                             [Virginia]

Property Location:   Bowman, BK-901
                     Buckingham County, VA
Tax Parcel Id#:      040 015

                                  SCHEDULE A
                              LEGAL DESCRIPTION

PARCEL BK-901:

ALL that certain parcel or tract of land situate, lying and being in the Slate River District of Buckingham County, State of Virginia, containing
587.2 acres, more or less, as shown on a survey dated October 24, 1979, prepared by William W. Dickerson, Jr., L.S., attached to and recorded with that certain deed recorded in the Clerk's Office, Circuit Court, County of Buckingham, Virginia, in Deed Book 116, page 153 (Plat Book 1, page 71). 1.5 acres of the said 587.2 acres is located on the eastern side of Slate River. Reference is made to the aforesaid survey for a more complete metes and bounds description of the property.

There is specifically excepted from this property hereby conveyed any portions thereof located within the rights of way of State Routes Nos. 671 and 611, which may be vested in the Commonwealth of Virginia or any political subdivision thereof, and said property is conveyed subject to whatever rights may exist in others to the use of public roads and fire trails extending through the property. In addition, the aforesaid property is conveyed subject to whatever right may exist in others to the continued, uninterrupted flow of Slate River and any branches, creeks, and streams extending through or abutting on said property.

PARCEL BK-901 BEING the same real estate conveyed to Bear Island Paper Company, a Virginia limited partnership, by deed from Hallie S. Bowman and Daniel Bowman, her husband, dated November 30, 1979, recorded December 27, 1979, in the Clerk's Office, Circuit Court, County of Buckingham, Virginia, in Deed Book 116, page 153.

LESS AND EXCEPT all that certain lot, tract or parcel of land containing 11 acres, more or less, conveyed to John A. Mitchell and Bambi T. Mitchell, husband and wife, by deed dated March 7, 1991, recorded March 19, 1991, in the aforesaid Clerk's Office, in Deed Book 169, page 589.

FURTHER LESS AND EXCEPT all that certain piece or parcel of land containing
0.50 acre, more or less, conveyed to Christopher D. Waldrop, unmarried, by deed dated May 14, 1997, recorded June 16, 1997, in the aforesaid Clerk's Office in Deed Book 219, page 834.

Property Location:   Hunter, CL-909
                     Caroline County, VA
Tax Parcel Id#:      107 A 41

                                  SCHEDULE A
                              LEGAL DESCRIPTION

PARCEL CL-909

ALL that certain tract of land situate in Reedy Church Magisterial District, Caroline County, Virginia, on both sides of the public road leading from Dawn to Doswell, a part of "Glamorgan" containing two-hundred and fifty-five and five tenths (255.5) acres, more or less; bounded on the North by "Dark Level" and the land of James Mines; on the East by the land of Sam Tilghman and others; on the South by "New Design" and on the West by the land of Christopher T. Chenery.

PARCEL CL-909 BEING the same real estate conveyed to Bear Island Paper Company, a Virginia limited partnership, by deed from Marian Elizabeth Hunter, widow, dated February 20, 1980, recorded February 27, 1980, in the Clerk's Office, Circuit Court, County of Caroline, Virginia, in Deed Book 253, page 16.

LESS AND EXCEPT all that certain lot, piece or parcel of land containing
39.361 acres, more or less, conveyed to Theodore J. Ewald and Wanda L. Ewald, husband and wife, by deed dated December 20, 1985, recorded February 14, 1986, in the aforesaid Clerk's Office in Deed Book 298, page 183.

Property Location:      Meadow, CL-910
                        Caroline County, VA
Tax Parcel Id #:        101 A 1

                                  SCHEDULE A
                              LEGAL DESCRIPTION

PARCEL CL-910:

Tract I:

ALL that certain piece or parcel of land designated as Parcel K (648 plus and minus acres), lying and being in the Reedy Church Magisterial District of Caroline County, Virginia, as shown on a certain plat of survey entitled "Bear Island Paper Company 'The Meadow Tract', Reedy Church District, Caroline County, Virginia", dated November 19, 1997, made by Downing Surveys, Inc., a copy of which plat is recorded in the Clerk's Office, Circuit Court,
County of Caroline, Virginia, in Plat Cabinet   , Slide   , and to which plat
reference is made for a more particular description.

PARCEL CL 910, TRACT I, BEING the same real estate conveyed to Bear Island Paper Company, a Virginia limited partnership, by deed from The Meadow Limited Partnership, a Virginia limited partnership, dated September 27, 1979, recorded November 9, 1979, in the Clerk's Office, Circuit Court, Caroline County, Virginia, in Deed Book 251, page 165.

Tract II:

ALL that certain tract or parcel of land, lying and being situate in the Reedy Church Magisterial District of Caroline County, Virginia, located about
0.3 mile north of Campbell Corner, containing 668.7 acres, more or less, and more particularly described by plat of Robert L. Downing, C.L.S., dated August 27, 1979, revised October 7, 1979, a copy of which plat is attached to and recorded with that certain Deed recorded in the Clerk's Office, County of Caroline, Virginia, in Deed Book 251, page 161, as a part of such deed and reference to which plat is hereby made for a more particular description of such real estate.

PARCEL CL-910 TRACT II, BEING the same real estate conveyed to Bear Island Paper Company, a Virginia limited partnership, by deed from the Meadow Limited Partnership, a Virginia limited partnership, dated September 27, 1979, recorded November 9, 1979, in the Clerk's Office, Circuit Court, Caroline County, Virginia, in Deed Book 251, page 161.

Property Location:      Meadow #2, CL-910
                        Caroline County, VA
Tax Parcel Id #s:       101 A 1

                                  SCHEDULE A
                              LEGAL DESCRIPTION

PARCEL CL-911:

Tract I (A-1):

ALL that certain lot, piece or parcel of land with all improvements thereon and all appurtenances thereunto belonging, lying and being in Reedy Church District, Caroline County, Virginia and designated as Parcel "A-1" on that certain plat of survey made by William W. Webb, Jr., dated February 18, 1988, entitled "Plat of Parcel 'A' and Utility Easement 'Meadow Farm' " (the "Webb Plat"), which plat is recorded with that certain deed recorded in the Clerk's Office, Circuit Court, County of Caroline, Virginia, in Deed Book 322, page 138, containing 135.351 acres and being more particularly described as follows:

To find the point and place of beginning start at the intersection of the centerline of the North Anna River and the northern line of State Route No. 30; thence following the centerline of the North Anna River N. 18 (degrees) 50' 18"
W. 403.17 feet to a point; thence N. 35 (degrees) 11' 43" E. 503.13 feet to a point; thence N. 05 (degrees) 00' 35" E. 717.37 feet to a point; thence N. 32 (degrees) 58' 13" W. 567.48 feet to a point; thence N. 08 (degrees) 06' 21" W.
290.10 feet to a point labeled "O" on the plat and which point is the Point and Place of Beginning; thence continuing along the centerline of the North Anna River the following courses and distances: (1) N. 08 (degrees) 06' 21" W. 58.34 feet to a point; (2) N. 16 (degrees) 37' 25" E. 788.38 feet to a point; (3) N. 37 (degrees) 06' 37" E. 876.47 feet to a point; (4) N. 21 (degrees) 19' 29" E.
363.70 feet to a point; (5) N. 55 (degrees) 45' 51" E. 132.46 feet to a point;
(6) S. 78 (degrees) 45' 18" E. 201.41 feet to a point; (7) S. 22 (degrees) 12'
26" E. 535.91 feet to a point; (8) S. 49 (degrees) 11' 24" E. 683.65 feet to a point; (9) S. 86 (degrees) 64' 52" E. 577.44 feet to a point; (10) N. 54
(degrees) 11' 59" E. 202.67 feet to a point; (11) N. 18 (degrees) 25' 49" E.
207.96 feet to a point; (12) N. 05 (degrees) 33' 09" W. 243.55 feet to a point; thence leaving the centerline of the North Anna River in an easterly direction
N. 80 (degrees) 08' 28" E. 60.00 feet to a point; thence N. 80 (degrees) 08' 28" E. 300.78 feet to a point; thence S. 86 (degrees) 05' 01" E. 373.94 feet to a point; thence S. 39 (degrees) 33' 24" E. 998.26 feet to a point; thence S. 06 (degrees) 35' 51" E. 620.99 feet to a point; thence S. 11 (degrees) 48' 49" E. 1,017.05 feet to a point; thence S. 25 (degrees) 18' 50" E. 291.26 feet to a point; thence S. 76 (degrees) 06' 01" E. 211.15 feet to an iron rod set; thence
S. 75 (degrees) 42' 32" W. 152.06 feet to a point; thence S. 82 (degrees) 21' 51" W. 414.03 feet to a pole; thence S. 72 (degrees) 36' 13" W. 270.77 feet to a point; thence S. 65 (degrees) 49' 06" W. 115.68 feet to a point; thence S. 85 (degrees) 38' 03" W. 173.19 feet to a point; thence S. 07 (degrees) 51' 07" E.
26.74 feet to a point; thence N. 89 (degrees) 00' 58" W. 204.97 feet to a point; thence N. 09 (degrees) 08' 12" W. 81.17 feet to a point; thence S. 77 (degrees) 58' 12" W. 154.29 feet to a point; thence S. 66 (degrees) 33' 53" W.
174.13 feet to a point; thence N. 78 (degrees) 22' 14" W. 81.72 feet to a point; thence N. 17 (degrees) 05' 30" W. 79.48 feet to a point; thence N. 53 (degrees) 20' 58" W. 205.44 feet to a point; thence N. 65 (degrees) 23' 53" W.
50.25 feet to a point; thence N. 44 (degrees) 58' 28" W. 120.15 feet to a point; thence N. 59 (degrees) 32' 41" W. 118.13 feet to a point; thence N. 28 (degrees) 50' 47" W. 216.73 feet to a point; thence N. 24 (degrees) 38' 13" W.
530.40 feet to a point lying on the eastern line of an air strip; thence along the eastern line of the air strip N. 04 (degrees) 38' 13" W. 316.97 feet to a point; thence leaving the eastern line of the air strip N. 26 (degrees) 02' 17"
E. 181.57 feet to a point; thence N. 04 (degrees) 21' 59" E. 199.16 feet to a point; thence N. 52 (degrees) 59' 40" W. 165.47 feet to a point lying on the eastern line of an air strip; thence along the eastern, northern and western lines of the air strip the following courses and distances: (1) N. 15 (degrees) 51' 27" W. 74.76 feet to a point; (2) N. 87 (degrees) 59' 54" W. 73.08 feet to a point; (3) S. 04 (degrees) 40' 03" E. 99.83 feet to a point; thence leaving the western line of the air strip N. 87 (degrees) 24' 20" W. 40.05 feet to a point labeled "M" on the plat; thence N. 87 (degrees) 24' 20" W. 381.58 feet to a point; thence S. 42 (degrees) 13' 01" W. 255.48 feet to a point; thence S. 42 (degrees) 13' 01" W. 210.49 feet to a point in the centerline of the North Anna River which point is the Point and Place of Beginning.

Tract II (A-2):

ALL that certain lot, piece or parcel of land with all improvements thereon and appurtenances thereunto belonging, lying and being in Reedy Church District, Caroline County, Virginia, and designated as Parcel "A-2" on the Webb Plat defined in the description of Tract I (A-1) above, containing 0.744 acres and being more particularly bounded and described as follows:

BEGINNING at an iron rod found on the northeastern boundary line of that parcel of land designated as "the Remainder of Parcel "A" and the southern boundary line of Parcel "A-2", which point is designated as point "N" on the Webb Plat, being 579.39 feet in a northwesterly direction from the northern line of Route No. 30; thence N. 67 14' 28" W. 344.34 feet to a point; thence N. 48 (degrees) 01' 30" W. 137.60 feet to a point; thence N. 70 (degrees) 24' 26" W. 149.35 feet to a point; thence S. 83 (degrees) 22' 18" E. 286.66 feet to an iron post found; thence S. 48 (degrees) 42' 20" E. 367.05 feet to an iron rod found which is the point and place of beginning.

Property Location:      Meadow #2, CL-911
                        Caroline County, VA
Tax Parcel Id #s:       100 A 1A1
                        100 A 3
                        100 A 7
                        101 A 1A2
                        101 A 1B

                                  SCHEDULE A
                           LEGAL DESCRIPTION CON'T

TRACT III (F):

ALL that certain piece or parcel of land designated as Parcel I (97.1 (plus or minus) acres), lying and being in the Reedy Church District, Caroline County, Virginia, as shown on a certain plat of survey entitled "Bear Island Paper Company 'The Meadow Tract', Reedy Church District, Caroline County, Virginia", made by Downing Surveys, Inc., dated November 19, 1997, a copy of which is plat is recorded in the Clerk's Office, Circuit Court, County of
Caroline, Virginia, in Plat Cabinet    , pages    , and to which plat
reference is made for a more particular description.

TRACT IV (G):

ALL that certain piece or parcel of land designated as Parcel J (3.057 (plus or minus) acres), lying and being in the Reedy Church District, Caroline County, Virginia, as shown on a certain plat of survey entitled "Bear Island Paper Company 'The Meadow Tract' Reedy Church District, Caroline County, Virginia" made by Downing Surveys, Inc. dated November 19, 1997, recorded in the Clerk's Office, Circuit Court, County of Caroline, Virginia, in Plat
Cabinet    , page    , and to which plat reference is made for a more
particular description.

TRACT V (H):

ALL that certain lot, piece or parcel of land with all improvements thereon and appurtenances thereunto belonging, lying and being in the Reedy Church District, Caroline County, Virginia, and designated as Parcel "H" on the Farmer Plats, as defined in the description of Tract III (F) above, containing 213.166 acres, and being more particularly bounded and described as follows:

BEGINNING at an iron rod set on the western side of Route 652, 420 feet, more or less, south of its intersection with Route 602; thence continuing in a southerly direction along the western side of Route 652 the following courses and distances: (1) S. 19 (degrees) 17' 38" W. 98.23 feet to a point; (2) along a curve following the curve of Route 652 with a radius of 979.93 feet, an arc distance of 90.54 feet to a point; (3) S. 14 (degrees) 50' 43" W. 102.95 feet to a point; (4) along a curve to the left with a radius of 984.93 feet, an arc distance of 510.65 feet to a point; (5) S. 20 (degrees) 38' 27" E. 340.32 feet to a point; (6) S. 13 (degrees) 04' 29" E. 157.86 feet to a point; (7) along a curve to the right with a radius of 783.51 feet, an arc distance of 397.34 feet to an iron post found; thence leaving the western side of Route 652 in a southwardly direction the following courses and distances: (1) S. 28 (degrees) 06' 10" W. 209.22 feet to an iron post found; (2) S. 45 (degrees) 28' 14" W.
253.19 feet to an iron post found; (3) S. 62 (degrees) 51' 10" W. 334.43 feet to a point; (4) S. 34 (degrees) 41' 38" W. 125.43 feet to a point; (5) N.44 (degrees) 00' 32" W. 12.58 feet to a VDH & T monument; (6) S.34 (degrees) 59' 13" W. 208.93 feet to a VDH & T monument; (7) S. 55 (degrees) 45' 46" W. 185.06 feet to a VDE & T monument; (8) N. 70 (degrees) 25' 43" W. 105.23 feet to a VDH & T monument; (9) 32 (degrees) 11' 56" W. 94.25 feet to a VDH & T monument;
(10) N. 61 (degrees) 56' 00" W. 148.94 feet to a VDH & T monument; (11) N. 79
(degrees) 53' 50" W. 144.83 feet to a VDH & T monument; (12) N. 78 (degrees) 03' 17" W. 273.88 feet to a VDH & T monument; (13) N. 86 (degrees) 36' 30" W.
157.18 feet to a VDH & T monument; (14) along a curve to the left with a radius of 1,527.39 feet, an arc distance of 241.08 feet to a point located on the northern side of Route 30; thence leaving the northern side of Route 30 proceeding in a northwesterly direction the following courses and distances:
(1) N. 53 (degrees) 23' 21" W. 523.85 feet to an iron rod set; (2) N. 48 (degrees) 42' 20" W. 367.05 feet to an iron rod set; (3) N. 83 (degrees) 22' 18" W. 495.49 feet to an iron rod set by a 30" gum tree; (4) S. 19 (degrees) 16' 22" E. 95.16 feet to a point; (5) S. 31 (degrees) 45' 14" W. 30.64 feet to an iron rod set; (6) S. 85 (degrees) 17' 11" W. 81.73 feet to an iron rod set;
(7) N. 76 (degrees) 06' 01" W. 211.15 feet to an iron rod set; (8) N. 25 (degrees) 18' 50" W. 291.26 feet to an iron rod set; (9) N. 11 (degrees) 38' 49" W. 1,017.05 feet to an iron rod set; (10) N. 06 (degrees) 35' 51" W. 620.99 feet to an iron rod set; (11) N. 39 (degrees) 33' 24" E. 998.26 feet to an iron rod set; (12) S. 73 (degrees) 27' 06" E. 3,297.01 feet to an iron rod set which is the point and place of beginning.

Property Location:      Meadow #2, CL-911
                        Caroline County, VA
Tax Parcel Id #s:       100 A 1A1
                        100 A 3
                        100 A 7
                        101 A 1A2
                        101 A 1B

                                  SCHEDULE A
                           LEGAL DESCRIPTION CON'T

PARCEL CL-911, TRACTS I, II, III, IV AND V, BEING the same real estate conveyed to Bear Island Paper Company, L.P., a Virginia limited partnership, by deed from Eric M. Freelander, single, dated March 31, 1988, recorded March 31, 1988, in the Clerk's Office, Circuit Court, Caroline County, Virginia, in Deed Book 322, page 138.

TOGETHER WITH the following easements as set forth in that certain Easement Agreement recided in the aforesaid Clerk's Office in Deed Book 322, page 147 and as described as follows:

THE WESTERN PERMANENT EASEMENT

The centerline of the easement is located as follows on the Webb Plat:

The easement crosses the Racetrack Parcel as follows:

BEGINNING at a point on the southern line of State Route No. 30, distant thereon 536.04 feet in an easterly direction from the intersection of the southern line of State route No. 30 with the centerline of the North Anna River, which beginning point is designated as point "K" on the Webb Plat; thence continuing in a southerly direction S. 02 (degrees) 48' 53" E. 30.00 feet to an iron rod set; thence S. 19 (degrees) 02' 36" W. 315.39 feet to an iron rod set; thence S. 00 (degrees) 02' 14" W. 776.51 feet to a point; thence
S. 06 (degrees) 45' 04" W. 521.78 feet to a iron rod set; thence S. 22 (degrees) 24' 54" W. 240.48 feet to an iron rod set; thence S. 01 (degrees) 02' 54" E. 1,133.98 feet to a point on the southern property line of the Racetrack Parcel which point is designated "G" on the Webb Plat.

The easement also crosses the Stable Parcel as follows:

BEGINNING at a point on the northern line of State Route No. 30 distant thereon
564.19 feet from the intersection of the northern line of State Route No. 30 in an easterly direction with the centerline of the North Anna River, which beginning point is designated as point "L" on the Webb Plat; thence continuing in a northerly direction N. 02 (degrees) 48' 53" E. 1,111.04 feet to a gate in a fence at which an iron rod has been set; thence continuing N. 01 (degrees) 58' 00" W. 1,503.20 feet to a point in the northern line of the Stable Parcel which point is designated as point "M" on the Webb Plat.

THE EASTERN PERMANENT EASEMENT

The centerline of the eastern easement is located as follows on the Webb
Plat:

The easement crosses the Racetrack Parcel as follows:

BEGINNING at a point on the southern line of State Route No. 30, distant thereon 1,304.32 feet in an easterly direction from the intersection of the southern line of Route 30 with the centerline of the North Anna River, which beginning point is designated as point "D" on the Webb Plat; thence continuing in a southerly direction S. 01 (degrees) 45' 27" E. 898.18 feet to a point designated as Point "C" on the Webb Plat; thence S. 11 (degrees) 11' 17" E. 1,448.40 feet to a point designated as "Point B" on the Webb Plat; thence S. 11 (degrees) 11' 17" E. 479.91 feet to a point on the southern line of the racetrack parcel which point is designated as Point "A" on the Webb Plat.

The easement crosses the Stable Parcel as follows:

BEGINNING at a point on the northern line of State Route No. 30, distant thereon 1,338.86 feet in an easterly direction from the centerline of the North Anna River, which beginning point is designated as Point "E" on the Webb Plat; thence continuing in a northerly direction N. 16 (degrees) 27' 29" E. 859.36 feet to a point on the northern line of the Stable Parcel, which point is designated as Point "F" on the Webb Plat.

Property Location:      Meadow #2, CL-911
                        Caroline County, VA
Tax Parcel Id #s:       100 A 1A1
                        100 A 3
                        100 A 7
                        101 A 1A2
                        101 A 1B

                                  SCHEDULE A
                           LEGAL DESCRIPTION CON'T

THE PARCEL H ROAD EASEMENT:

The Parcel H Road Easement runs inside and along the boundary of the Stable Parcel to a depth of 20 feet, along a line described as follows:

BEGINNING at the intersection of the northern line of State Route No. 30 and the easternmost corner of the Stable Parcel; thence N 53 (degrees) 23' 21" W.
55.54 feet to an iron rod found; thence N. 53 (degrees) 23' 21" W. 523.85 feet to an iron rod found, which rod is designated as Point "N" on the Webb Plat; thence N. 67 (degrees) 14' 28" W. 344.34 feet to a point; thence N. 48 (degrees) 01' 30" W. 137.60 feet to a point; thence N. 70 (degrees) 24' 26" W.
149.35 feet to a point; thence N. 83 (degrees) 22' 18" W. 208.82 feet to an iron rod found.

THE PARCEL F ROAD EASEMENT:

The Parcel F Road Easement runs inside and along the boundary of the Stable Parcel to a depth of 20 feet, along a line running generally along an existing farm road and described as follows:

BEGINNING at an iron rod set in the western line of Route No. 652 and northeastern corner to Parcel C; thence S. 78 (degrees) 35' 04" W. 524.47 feet to a point at the northwestern corner of Parcel C.

Property Location:      Long Credit, CL-913
                        Caroline County, VA
Tax Parcel Id #:        94 A 43

                                  SCHEDULE A
                              LEGAL DESCRIPTION

PARCEL CL-913:

That portion of those two certain tracts or parcels of land with improvements thereon and appurtenances thereto belonging, lying, being and situated in Reedy Church District, Caroline County, Virginia, known as "Duvals" and "Long Credit" containing 874.4 acres of land, all as shown on a certain plat of survey made by Robert L. Downing Surveyor, Inc., dated April 11, 1979, entitled "Plat of a Parcel of Land Located about 4 1/2 Miles North of Dawn in the Reedy Church Dist., Caroline Co., VA.", a copy of which is attached to and to be recorded as a part of, that deed recorded in the Clerk's Office, Circuit Court, County of Caroline, Virginia, in Deed Book 268, page 115, reference being made to said plat for a more particular description of the property hereby conveyed.

PARCEL CL-913 BEING the same real estate conveyed to Bear Island Paper Company, a Virginia limited partnership, by deed Orine Bowers Burruss, widow, Annie Lee Taylor, widow, and Bettie Taylor Wade (formerly Bettie Lee Taylor and also known as Betty Taylor Wade) and Aubrey C. Wade, her husband, dated April 27, 1979, recorded May 22, 1979, in the Clerk's Office, Circuit Court, Caroline County, Virginia, in Deed Book 248, page 115.

LESS AND EXCEPT all that certain lot, piece or parcel of land containing 5 acres, more or less, conveyed to Scott E. Worthman and Jean O. Worthman, husband and wife, by deed dated February 7, 1991, recorded March 1, 1991, in Deed Book 368, Page 320.

FURTHER LESS AND EXCEPT all that certain lot, piece or parcel of land containing 33.523 acres, more or less, conveyed to Guy D. Angel and Lorett J. Angel, husband and wife, by deed dated April 30, 1993, recorded June 25, 1993, in the aforesaid Clerk's Office in Deed Book 405, page 471, and by deed of correction dated August 24, 1994, recorded October 21, 1994, in the aforesaid Clerk's Office in Deed Book 428, page 532.

Property Location:   Downer -Taylors, CL-914
                     Caroline County, VA
Tax Parcel Id #:     95 A 2

                                  SCHEDULE A
                              LEGAL DESCRIPTION

PARCEL CL-914:

ALL that certain lot, piece or parcel of land, lying, situate and being in Reedy Church Magisterial District, Caroline County, Virginia, containing 328 acres, on State Route 656, and known as the "Taylor Tract" and more particularly described by that certain plat of survey dated September, 1953, by William Hugh Redd, C.L.S., of record in the Clerk's Office, Circuit Court of Caroline County, Virginia, in Plat Cabinet A, page A-192, and to which reference is hereby made for a more particular description of said property.

PARCEL CL-914 BEING the same real estate conveyed to Bear Island Paper Company, a Virginia limited partnership, by deed from William G. Downer and Brenda R. Downer, his wife, dated October 18, 1984, recorded November 30, 1984, in the Clerk's Office, Circuit Court, Caroline County, Virginia, in Deed Book 288, page 20.

LESS AND EXCEPT all that certain tract or parcel of land containing 25.6 acres, more or less, conveyed to Dale Alan Durrance and Helena Marie Samuel, by deed dated January 29, 1993, recorded August 16, 1993, in the aforesaid Clerk's Office, in Deed Book 407, page 609.

Property Location:   Chenault Estate, CL-915
                     Caroline County, VA
Tax Parcel Id #:     103 A 99

                                  SCHEDULE A
                              LEGAL DESCRIPTION

PARCEL CL-915:

ALL those two certain tracts or parcels of land lying, being and situate in Reedy Church Magisterial District, Caroline County, Virginia, on both sides of State Route 600, and shown and described as Parcel 1 containing 161.126 acres and Parcel 2 containing 1.660 acres on plat of survey made by Louis Terrell, Certified Land Surveyor, under date of June 7, 1977, entitled "Plat of 2 Parcels of Land Located about 3/4 miles S.W. of Point Eastern in Reedy Church District, Caroline County, Virginia. Survey of a portion of the C.L. Chenault Estate June 7, 1977, which said plat is attached to, made a part of, and to be recorded along with that certain deed recorded in the Clerk's Office, Circuit Court, County of Caroline, Virginia, in Deed Book 251, page 17.

PARCEL CL-915 BEING the same real estate conveyed to Bear Island Paper Company, a Virginia limited partnership, by deed from Evelyn C. Loftis, and Duke Loftis, her husband, June C. Wilson and Claiborne Wilson, her husband, Demple C. Barlow and Anthony Barlow, her husband, Arlene C. Barlow and F.M. Barlow, Jr., her husband, Delores C. Lyons and John Lyons, her husband, A. Lee Chenault and Dorothy Chenault, his wife, and Percy F. Chenault, single, dated October 2, 1979, recorded October 29, 1979, in the Clerk's Office, Circuit Court, Caroline County, Virginia, in Deed Book 251, page 17.

LESS AND EXCEPT all that certain land containing 2.37 acres, more or less, conveyed to the Commonwealth of Virginia by deed dated April 27, 1982, recorded June 28, 1983, in the aforesaid Clerk's Office, in Deed Book 276, page 570.

FURTHER LESS AND EXCEPT all those certain lots, pieces or parcels of land, containing 1.660 acres (Parcel A) and 2.7 acres (Parcel B), more or less, conveyed to T. Frank Flippo & Sons, a Virginia general partnership, by deed dated April 12, 1989, recorded May 12, 1989 in the aforesaid Clerk's Office in Deed Book 339, Page 327.

Property Location:   Downer, CL-916
                     Caroline County, VA
Tax Parcel Id #:     104 A 14

                                  SCHEDULE A
                              LEGAL DESCRIPTION

PARCEL CL-916:

ALL that certian lot, piece or parcel of land lying and being in Reedy Church District, Caroline County, Virginia, about 1.7 miles southeast of Point Eastern and 1.3 miles west of Duane, containing 171.332 acres, according to a certain plat of survey by Robert L. Downing, C.L.S., dated September 22, 1980, a copy of which is attached to, recorded with and made a part of that certain deed recorded in the Clerk's Office, Circuit Court, County of Caroline, Virginia, in Deed Book 257, page 653, by reference.

PARCEL CL-916 BEING the same real estate conveyed to Bear Island Paper Company, a Virginia limited partnership, by deed from Mary J. Downer, widow, dated October 27, 1980, recorded November 12, 1980, in the Clerk's Office, Circuit Court, County of Caroline, Virginia, in Deed Book 257, page 653.

Property Location:   J. Vaughn, CL-918
                     Caroline County, VA

Tax Parcel Id #:     61 A 29


                                  SCHEDULE A
                              LEGAL DESCRIPTION

PARCEL CL-918

ALL that piece or parcel of land lying and being in Bowling Green District, Caroline County, Virginia, about 2 1/2 miles southwest of Passing, containing
150.5 acres, all as shown on the plat of Robert L. Downing, C.L.S., dated May 24, 1979, and revised June 12, 1979, a copy being recorded with that certain deed recorded in the Clerk's Office, Circuit Court, County of Caroline, Virginia, in Deed Book 249, page 527, and more particularly described by said plat as follows:

BEGINNING at a rod on an old roadway where the property of Paul David Pitts, Arthur Lee Beazley, Jr. and the property herein described join; thence N. 58 (degrees) 52' 56" E. 33.86 ft. to an iron found; thence N. 58 (degrees) 52' 56"
E. 573.86 ft. to a rod set; thence N. 76 (degrees) 03' 14" E. 248.00 ft. to an iron found; thence N. 78 (degrees) 02' 17" E. 686.84 ft. to a point; thence N. 78 (degrees) 02' 17" E. 777.65 ft. to a rod set; thence S. 19 (degrees) 12' 15"
E. 145.88 ft. to a marked 36" twin poplar; thence S. 19 (degrees) 12' 15" E. 274.15' to a 15' to a 15" red oak; thence S. 34 (degrees) 33' 13" E. 262.26 ft.
to a 13" hickory; thence S. 19 (degrees) 40' 16" E. 421.09 ft. to an 18" hickory; thence S. 11 (degrees) 08' 49" E. 268.81 ft. to a rod set on dam; thence S. 10 (degrees) 35' 43" E. 47.48 ft. to a rod set on dam; thence S. 34 (degrees) 32' 43" E. 96.5 ft. to corner break in dam; thence along the creek and Mason Swamp adjacent to property of H.P. Dunnington, Chesapeake Corp. of Virginia, and Cleyon T. Pitts and Lottie V. Pitts, 4,935 ft., more or less, to a point in Paul David Pitts' line to corner with Paul David Pitts; thence leaving Cleyon T. Pitts and Lottie V. Pitts and Paul David Pitts N. 12 (degrees) 48' 04" E. 215 ft., more or less, to a cedar stake by post found; thence generally along fence N. 12 (degrees) 48' 04" E. 3,613.98 ft. to the point and place of beginning.

PARCEL CL-918 BEING the same real estate conveyed to Bear Island Paper Company, a Virginia limited partnership, by deed from Judson T. Vaughan, Jr. and Anne J. Vaughan, his wife, and Gregory W. Vaughan, unmarried, and Judson
T. Vaughan, III, unmarried, dated July 3, 1979, recorded August 15, 1979, in the Clerk's Office, County of Caroline, Virginia, in Deed Book 249, page 527.

Property Location:   Locust Hill, CL-919
                     Caroline County, VA

Tax Parcel Id #:     70 2 2


                                  SCHEDULE A
                              LEGAL DESCRIPTION

PARCEL CL-919

ALL that certain tract, piece, or parcel of land, together with the appurtenances thereto belonging or in anywise thereunto appertaining, lying, being, and situate in Reedy Church Magisterial District, Caroline County, Virginia, containing in area 246.8 acres, more or less, shown as Lot 1 on a plat of survey by E.K. Taylor and H.C. Baker, Surveyors, dated from April 4, 1930, to May 20, 1930, recorded in the Office of the Clerk of the Circuit Court of Caroline County, Virginia, in Deed Book 100 at Page 200, reference to which plat is hereby made for a more particular description of the land herein conveyed.

PARCEL CL-919 BEING the same real estate conveyed to Bear Island Paper Company, a Virginia limited partnership, by two (2) deeds from 1) Elizabeth J. Ferris, widow, dated July 15, 1980, recorded July 15, 1980, in the Clerk's Office, Circuit Court, County of Caroline, Virginia, in Deed Book 255, page 311, and 2) Frank L. Benser, Special Commissioner, dated July 15, 1980, recorded July 15, 1980, in the aforesaid Clerk's Office in Deed Book 255, page 316.

Property Location:  Flippen, CU-901
                    Cumberland County, VA

Tax Parcel Id #:    22 A 3

                                  SCHEDULE A
                              LEGAL DESCRIPTION

PARCEL CU-901:

ALL that certain parcel or tract of land situated, lying and being in the Hamilton Magisterial District of Cumberland County, State of Virginia, containing 225 acres, more or less, as shown on a survey made by Paul McRae, County Surveyor, dated April 18 and 19, 1913, a copy of which plat is of record in the Clerk's Office of the Circuit Court of Cumberland County, Virginia, in Deed Book 52, page 474, and said land is more particularly described as follows:

COMMENCING on corner of Snow Quarter Creek and thence running 1 1/2 chains to corner of Creek; thence running S. 88 (degrees) E. 30 chains (Old bearing N. 89 (degrees) E.); thence running N. 50 1/2 (degrees) E. 31 chains (Old bearing N. 53 1/2 (degrees) W.) to corner Hickory; thence running N. 54 3/4 (degrees) W. 26 chains (Old bearing N. 57 3/4 (degrees) W.) to Stone; thence running N. 24 (degrees) W. 32.14 chains (Old bearing N. 29 (degrees) W.) to Elm; thence running N. 61 (degrees) W. 25.83 chains (Old bearing 64 3/4 (degrees)) to stone; thence running along the New Line South 73.83 chains; and thence running
S. 89 (degrees) E. 2 1/2 chains to the point of beginning, being corner of Snow Quarter Creek.

PARCEL CU-901 BEING the same real estate conveyed to Bear Island Paper Company, a Virginia limited partnership, by deed from P.E. Flippen and Mabel J. Flippen, husband and wife, dated August 15, 1979, recorded September 10, 1979, in the Clerk's Office, Circuit Court, County of Cumberland, Virginia, in Deed Book 147, page 158.

Property Location:   Glenn Woodyard, GL-901
                     Gloucester County, VA
Tax Parcel Id#:      8 15B

                                  SCHEDULE A
                              LEGAL DESCRIPTION

PARCEL GL-901:

ALL that certain lot, piece or parcel of land, together with all rights, ways, improvements and appurtenances, located in Petsworth Magisterial District, Gloucester County, Virginia, containing 14.029 acres, all as is more fully shown on plat of survey entitled "Plat Showing Property to be Acquired by Seashore Corporation, Petsworth Magisterial District, Gloucester County, Virginia," prepared by A. James Phillips, C.L.S., dated July 19, 1979, a copy of which plat is attached to and made a part of that certain deed recorded in the Clerk's Office, Circuit Court, County of Gloucester, Virginia, in Deed Book 224, page 758, and according to which plat the parcel is substantially bounded as follows: on the Northeast by property of (now or formerly) Arnold J. & Marie L. Wiggins; on the East by the line of southbound U.S. Route 17; on the Southeast by the properties of Commonwealth of Virginia, (now or formerly) Leroy F. Rust, (now or formerly) Norman P. and Doris Wood, and (now or formerly) William T. and Francis Goode; on the Southwest by property of (now or formerly) William T. and Francis Goode; and on the Northwest by property of (now or formerly) Gregory Land Corporation and a portion of a sand and shell road 15' -20' wide.

TOGETHER with a non-exclusive, appurtenant easement or right-of-way for ingress and egress, 50 feet in width (25 feet of which is included within the property described above and 25 feet of which is located on property of the grantor [Seashore Corporation, a Virginia corporation] to the Northeast), extending from a pipe on the line of southbound U.S. Route 17, a corner with (now or formerly) Arnold J. and Marie J. Wiggins, South 66 degrees 28 minutes 22 seconds East a distance of 420.00 feet, the center-line of which easement or right-of-way being the northeast boundary line of the real estate described above. This easement or right-of-way is also shown on plat of survey entitled "Plat Showing Property to be Acquired by Seashore Corporation, Petsworth Magisterial District, Gloucester County, Virginia," prepared by A. James Phillips, C.L.S., dated July 19, 1979, a copy of which plat is attached to and made a part of that certain deed recorded in the aforesaid Clerk's Office in Deed Book 224, page 758, for a more particular description, and from which the above description was taken.

PARCEL GL-901 BEING the same real estate conveyed to Bear Island Paper Company, a Virginia limited partnership, by deed from Seashore Corporation, a Virginia corporation, dated August 14, 1979, recorded August 31, 1979, in the Clerk's Office, Circuit Court, Gloucester County, Virginia, in Deed Book 224, page 758.

Property Location:   Bear Island Mill Site, HA-901
                     Hanover County, VA
Tax Parcel Id#:      7892 54 3238

                                  SCHEDULE A
                              LEGAL DESCRIPTION

PARCEL HA-901:

ALL those certain pieces or parcels of land consisting of three tracts of land designated as Parcel A (254.3 (plus or minus) acres), Parcel B (42.3 (plus or minus) acres), and Parcel C (247.1 (plus or minus) acres), together with all improvements thereon and appurtenances thereunto belonging, lying and being in Beaverdam District, Hanover County, Virginia, all as shown on a certain plat of survey entitled "Bear Island Paper Company 'The Mill Tract', Beaverdam District, Hanover County, Virginia", dated November 20, 1997, revised November 24, 1997, made by Downing Surveys, Inc., a copy of which plat is recorded in the Clerk's Office, Circuit Court, County of Hanover, Virginia, in Plat Book 36, pages 84 and 84A, and to which plat referenced is made for a more particular description.

PARCEL HA-901, BEING a portion of the same real estate conveyed to Bear Island Paper Company, a Virginia limited partnership, by deed from The Bato Company, Inc., a New York corporation, dated May 19, 1978, recorded May 19, 1978, in the Clerk's Office, Circuit Court, County of Hanover, Virginia, in Deed Book 438, page 665.

Property Location:      Bear Island Add On, HA-902
                        Hanover County, VA
Tax Parcel Id #:        7882 82 8980



                                  SCHEDULE A
                              LEGAL DESCRIPTION

PARCEL HA-902:

ALL that certain piece or parcel of land designated as Parcel D (10.9 (plus or minus) acres), together with all improvements thereon and appurtenances thereunto belonging, lying and being in Beaverdam District, Hanover County, Virginia, as shown on a certain plat of survey entitled "Bear Island Paper Company 'The Mill Tract', Beaverdam District, Hanover County, Virginia", dated November 20, 1997, revised November 24, 1997, made by Downing Surveys, Inc., a copy of which plat is recorded in the Clerk's Office, Circuit Court, County of Hanover, Virginia, in Plat Book 36, pages 84-84A, and to which plat reference is made for a more particular description.

PARCEL HA-902 BEING the same real estate conveyed to Bear Island Paper Company, a Virginia corporation [sic], by deed from Richmond Land
Corporation, a Virginia corporation, dated December 19, 1985, recorded December 30, 1985, in the Clerk's Office, Circuit Court, Hanover County, Virginia, in Deed Book 607, page 828.

Property Location:      North Fork, HA-903
                        Hanover County, VA
Tax Parcel Id#s:        7892 43 7077
                        7892 11 2131

                                  SCHEDULE A
                              LEGAL DESCRIPTION

PARCEL HA-903:

ALL those certain pieces or parcels of land consisting of three tracts of land designated as Parcel E (64.3 (plus or minus) acres), Parcel G (48.5 (plus or minus) acres), and Parcel H (2.000 (plus or minus) acres), with all improvements thereon and appurtenances thereunto belonging, lying and being in Beaverdam Magisterial District, Hanover County, Virginia, all as shown on a certain plat of survey entitled "Bear Island Paper Company 'The Mill Tract', Beaverdam District, Hanover County, Virginia", dated November 20, 1997, revised November 24, 1997, made by Downing Surveys, Inc., a copy of which plat is recorded in the Clerk's Office, Circuit Court, Hanover County, Virginia, in Plat Book 36, pages 84 and 84A, and to which plat reference is made for a more particular description.

PARCEL HA-903 BEING the same real estate conveyed to Bear Island Paper Company, L.P., a Virginia limited partnership, by deed from R. Peatross Turner and Virginia T. Turner, husband and wife, dated June 26, 1997, recorded July 1, 1997, in the Clerk's Office, Circuit Court, Hanover County, Virginia, in Deed Book 1269, page 500.

Property Location:      North Anna Corp., HA-904
                        Hanover County, VA
Tax Parcel Id #:        7892 31 9979



                                  SCHEDULE A
                              LEGAL DESCRIPTION

PARCEL HA-904:

ALL that certain piece or parcel of land designated as Parcel F (34.6 (plus or minus) acres), together with all improvements thereon and appurtenances thereunto belonging, lying and being in Beaverdam District, Hanover County, Virginia, as shown on a certain plat of survey entitled "Bear Island Paper Company 'The Mill Tract', Beaverdam District, Hanover County, Virginia", made by Downing Surveys, Inc., dated November 20, 1997, revised November 24, 1997, a copy of which plat is recorded in the Clerk's Office, Circuit Court, Hanover County, Virginia, in Plat Book 36, pages 84 and 84A, and to which plat reference is made for a more particular description.

PARCEL HA-904 BEING the same real estate conveyed to Bear Island Paper Company, L.P., a Virginia limited partnership, by deed from North Anna Corporation, a Virginia corporation, dated June 26, 1997, recorded July 1, 1997, in the Clerk's Office, Circuit Court, Hanover County, Virginia, in Deed Book 1269, page 503.

Property Location:      Hubbard, LA-901
                        Lancaster County, VA
Tax Parcel Id #s:       (LOT 1, SEC 1) 16 83A
                        (LOT 2, SEC 1) 16 83B
                        (LOT 3, SEC 1) 16 83C
                        (LOT 3, SEC 1) 16 83D
                        (LOT 4, SEC 1) 16 83E
                        (LOT 5, SEC 1) 16 83F
                        (LOT 6, SEC 1) 16 83G
                        (LOT 8, SEC 1) 16 83H
                        RESERVED AREA 16 83I
                        (LOT 12, SEC 1) 16 83J
                        (LOT 13, SEC 1) 16 83K
                        (LOT 14, SEC 1) 16 83L
                        (LOT 4, SEC 2) 9 81D
                        (LOT 5, SEC 2) 9 81E
                        (LOT 6, SEC 2) 9 81F


                                  SCHEDULE A
                              LEGAL DESCRIPTION

PARCEL LA-901:

TRACT I:

ALL those certain tracts, pieces or parcels of land, lying and being situate in Mantua Magisterial District, Lancaster County, Virginia, and known, numbered as designated as Lots 1 through 6, inclusive, Lot 8, and Lots 12 through 14, inclusive, and Parcel A, Reserved Area (8.699 Acres), all as shown on that certain plat entitled "Subdivision Plat, Section One, Laurel Grove, Mantua Magisterial District, Lancaster County, Virginia", made by Charles R. Pruett & Associates, dated April 15, 1993, and recorded July 13, 1993, in the Clerk's Office, Circuit Court, Lancaster County, Virginia, in Plat Book 3, Page 37.

TRACT II:

ALL those certain tracts, pieces or parcels of land, being situate in Mantua Magisterial District, Lancaster County, Virginia, and known, numbered and designated as Lots 4 through 6, inclusive, as shown on that certain plat entitled "Subdivision Plat, Section Two, Laurel Grove, Mantua Magisterial District, Lancaster County, Virginia", made by Charles R. Pruett & Associates, dated April 20, 1993, and recorded August 12, 1993, in the Clerk's Office, Circuit Court, Lancaster County, Virginia, in Plat Book 3, page 42.

PARCEL LA-901, TRACTS I AND II BEING a portion of the same real estate conveyed to Bear Island Paper Company, a Virginia limited partnership, by deed from George B. Little, Trustee, dated October 8, 1979, recorded October 9, 1979, in the Clerk's Office, Circuit Court, Lancaster County, Virginia, in Deed Book 215, Page 506.

Property Location: Dymacek, LO-969
                   Louisa County, VA

Tax Parcel Id #:   92 155
                   92 156
                   92 157

                                  SCHEDULE A
                              LEGAL DESCRIPTION

PARCEL LO-969:

Tract 1:

ALL that certain tract or parcel of land being in Jackson District, Louisa County, Virginia, and containing 29 acres, more or less, according to a survey thereof made by C. B. Meredith, dated January, 1928, which plat is recorded in the Clerk's Office, Circuit Court, County of Louisa, Virginia, in Deed Book 48, page 594, on which this parcel of land is designated as Lot #2.

Tract 2:

ALL that certain tract or parcel of land being in Jackson District, Louisa County, Virginia, containing 29.0 acres, more or less, and being designated as Lot #3 in the division of the Estate of William R. Daily under deed of partition recorded in the aforesaid Clerk's Office in Deed Book 48, page 593, more particularly described in a plat of division of the lands of William R. Daily's Estate recorded in the Clerk's Office aforesaid in Deed Book 48, page 594.

Tract 3:

ALL that certain tract or parcel of land being in Jackson District, Louisa County, Virginia, containing 29 acres, more or less, and being designated as Lot #4 in the division of the Estate of William R. Daily under deed of partition recorded in the aforesaid Clerk's Office in Deed Book 48, page 593, more particularly described in a plat of division of the lands of William R. Daily's Estate recorded in the Clerk's Office aforesaid in Deed Book 48, page 594.

TOGETHER WITH a perpetual and unobstructed non-exclusive easement of right-of-way 50 feet wide extending to State Route 661 as conveyed to Julian H. Dymacek and C. S. Winston by deed from William Haywood Dailey and wife dated September 10, 1977, and recorded in Deed Book 208, page 552, Clerk's Office, Circuit Court of Louisa County, Virginia.

PARCEL LO-969, TRACTS 1, 2, AND 3, BEING the same real estate conveyed to Bear Island Paper Company, a Virginia limited partnership, by Deed from Julian H. Dymacek and Ruth D. Dymacek, in her own right and as wife of Julian H. Dymacek, dated July 29, 1980, recorded September 4, 1980, in the Clerk's Office, Circuit Court, Louisa County, Virginia, in Deed Book 236, page 560.

Property Location: Bailey, OR-916
                   Orange County, VA

Tax Parcel Id #:   49 42A

                                  SCHEDULE A
                              LEGAL DESCRIPTION

Tract 1:

ALL that certain tract of land with improvements, described as Tract A on a plat of a survey by Stearns L. Coleman, C.L.S., dated February 9, 1980, and recorded in the Clerk's Office, Circuit Court, County of Orange, Virginia, in Plat Cabinet a, page103 (the "Plat") and shown to contain 87.343 acres.

Tract 2:

ALL that certain tract of land containing 28.559 acres, and shown as Tract F on the Plat, and to be combined with the aforesaid Tract A as one tract containing 115.902 acres, also shown on the Plat.

Tract 3:

ALL that certain tract of land containing 17.170 acres, and described as Tract C on the Plat and adjoining the above-described tracts of land.

TOGETHER WITH a right-of-way fifty (50) feet wide across the southern boundary of Tract D, as shown on the aforesaid plat, providing ingress and egress and utilities location from Tract F to Virginia Route 651.

PARCEL OR-916, TRACTS 1, 2, AND 3, BEING the same real estate conveyed to Bear Island Paper Company, a Virginia limited partnership, by Deed from William Fred Bailey and Gloria V. Bailey, husband and wife, and Willard P. Bailey and Alice Bailey, husband and wife, dated March 17, 1980, recorded March 17, 1980, in the Clerk's Office, Circuit Court, Orange County, Virginia, in Deed Book 325, page 662.